UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 8, 2018

(Date of earliest event reported: January 8, 2018)

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7910 Main Street, 2nd Floor, Houma, LA	70360
(Address of Principal Executive Offices)	(Zip Code)

(985) 876-5400

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of

1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Joint Venture Contribution and Formation Agreement

As previously disclosed in a Current Report on Form 8-K of SEACOR Marine Holdings Inc. (“SEACOR Marine”) filed with the U.S. Securities and Exchange Commission on August 11, 2017 (the “August 11th Form 8-K”), on August 10, 2017, SEACOR LB Holdings LLC (“SLH”), an indirect wholly-owned subsidiary of SEACOR Marine, entered into a Joint Venture Contribution and Formation Agreement (the “Contribution Agreement”) with Montco Offshore, Inc. (“MOI”). The Contribution Agreement and the transactions contemplated thereby are more fully described in the August 11th Form 8-K, which description is incorporated herein by reference in its entirety.

On January 8, 2018, SLH and MOI entered into the First Amendment to Joint Venture Contribution and Formation Agreement (the “First Amendment”) to amend certain provisions of the Contribution Agreement. The First Amendment, among other things, modifies certain specified termination provisions in the Contribution Agreement such that (a) either party may terminate the Contribution Agreement if the consummation of the transactions contemplated by the Contribution Agreement has not occurred on or prior to February 16, 2018, which date may be extended by SLH for up to ninety (90) days in the event that the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has not occurred as of such date; (b) either party may terminate the Contribution Agreement if the entry of an order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) approving the transactions contemplated by the Contribution Agreement (as amended) and MOI’s Plan of Reorganization (the “Confirmation Order”) has not occurred by 5:00 P.M. (prevailing central time) on the second (2nd) business day following the applicable confirmation hearing by the Bankruptcy Court to consider the confirmation of MOI’s Plan of Reorganization; and (c) SLH has the additional right to terminate the Contribution Agreement if, among other things, the Confirmation Order has not become final and not subject to appeal within fifteen (15) days after the Confirmation Order is entered by the Bankruptcy Court.

Other than as modified pursuant to the First Amendment, the Contribution Agreement remains in full force and effect. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

The First Amendment has been filed as an exhibit to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about SEACOR Marine, SLH or MOI. The representations, warranties and covenants in the First Amendment were made only for the purpose of the First Amendment and solely for the benefit of the parties to the First Amendment as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the First Amendment instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in disclosure schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the First Amendment may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the SEACOR Marine, SLH or MOI or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the First Amendment, which subsequent information may or may not be fully reflected in SEACOR Marine’s public disclosures.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

2.1	First Amendment to Joint Venture Contribution and Formation Agreement, dated January 8, 2018, by and between SEACOR LB Holdings LLC and Montco Offshore, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR MARINE HOLDINGS INC.

	By:	/s/ Matthew Cenac
Matthew Cenac
Executive Vice President and Chief Financial Officer

Date: January 8, 2018

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to Joint Venture Contribution and Formation Agreement, dated January 8, 2018, by and between SEACOR LB Holdings LLC and Montco Offshore, Inc.